As filed with the Securities and Exchange Commission on January 20, 2026

Registration No. 333-271347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFÓNICA, S.A.

(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Spain	Distrito Telefónica, Ronda de la Comunicación, s/n 28050 Madrid Spain +34 91 482 3733	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

TELEFÓNICA EMISIONES, S.A.U.

(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Spain	Distrito Telefónica, Ronda de la Comunicación, s/n 28050 Madrid Spain +34 91 482 3733	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael J. Willisch

Ester del Valle Izquierdo

Davis Polk & Wardwell LLP

Paseo de la Castellana, 41

28046 Madrid

Spain

+34 91 768 9600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form F-3, Registration No. 333-271347 (the “Registration Statement”) of Telefónica, S.A. (“Telefónica”) and Telefónica Emisiones, S.A.U. (“Telefónica Emisiones” and, together with Telefónica, the “Registrants”) pertaining to certain securities, which was filed with the Securities and Exchange Commission and became effective on April 20, 2023.

On December 17, 2025, the Registrants announced their intention to delist their registered securities, including Telefónica’s American Depositary Shares, from the New York Stock Exchange (NYSE) and that this delisting would be followed by an application to deregister and terminate their reporting obligations under the U.S. Securities and Exchange Act of 1934, as amended.

As a result, the Registrants hereby withdraw this Registration Statement, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered hereon. No offerings or sales of securities were made pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telefónica, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid, Spain, on January 20, 2026.

TELEFÓNICA, S.A.

By:	/s/ Juan Azcue Vich
Name: Juan Azcue Vich
Title: Chief Finance and Corporate Development Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Thomas Murtra Millar Marc Thomas Murtra Millar	Chairman of the Board of Directors and Chief Executive Officer	January 20, 2026

/s/ Juan Azcue Vich Juan Azcue Vich	Chief Finance and Corporate Development Officer	January 20, 2026

/s/ Francisco Javier Ariza Garrote Francisco Javier Ariza Garrote	Chief Accounting Officer	January 20, 2026

/s/ Isidro Fainé Casas Isidro Fainé Casas	Vice Chairman of the Board of Directors	January 20, 2026

/s/ José María Abril Pérez José María Abril Pérez	Vice Chairman of the Board of Directors	January 20, 2026

/s/ Carlos Ocaña Orbis Carlos Ocaña Orbis	Vice Chairman of the Board of Directors	January 20, 2026

/s/ Emilio Gayo Rodríguez Emilio Gayo Rodríguez	Director	January 20, 2026

/s/ Peter Löscher Peter Löscher	Director	January 20, 2026

/s/ Olayan M. Alwetaid Olayan M. Alwetaid	Director	January 20, 2026

/s/ María Luisa García Blanco María Luisa García Blanco	Director	January 20, 2026

Signature	Title	Date

/s/ Anna Martínez Balañá Anna Martínez Balañá	Director	January 20, 2026

/s/ César Mascaraque Alonso César Mascaraque Alonso	Director	January 20, 2026

/s/ Mónica Rey Amado Mónica Rey Amado	Director	January 20, 2026

/s/ Alejandro Reynal Ample Alejandro Reynal Ample	Director	January 20, 2026

/s/ Ana María Sala Andrés Ana María Sala Andrés	Director	January 20, 2026

/s/ Claudia Sénder Ramírez Claudia Sénder Ramírez	Director	January 20, 2026

/s/ Solange Sobral Targa Solange Sobral Targa	Director	January 20, 2026

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative of Telefónica Emisiones, S.A.U. in the United States	January 20, 2026

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Telefónica Emisiones, S.A.U. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid, Spain, on January 20, 2026.

TELEFÓNICA EMISIONES, S.A.U.

By:	/s/ Carlos David Maroto Sobrado
Name: Carlos David Maroto Sobrado
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos David Maroto Sobrado Carlos David Maroto Sobrado	Director	January 20, 2026

/s/ Francisco Javier Ariza Garrote Francisco Javier Ariza Garrote	Director	January 20, 2026

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative of Telefónica Emisiones, S.A.U. in the United States	January 20, 2026

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